Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-50010 on Form S-8, Registration Statement No. 333-149005 on Form S-3 and Registration Statement No. 333-150055 on Form S-3 of Exactech, Inc. of our reports dated March 15, 2011, relating to our audits of the consolidated financial statements and financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Exactech, Inc. for the year ended December 31, 2010.

/s/ MCGLADREY & PULLEN, LLP

Charlotte, North Carolina

March 15, 2011